UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 13, 2024

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-41194	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road,	Andover,	Massachusetts	01810
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market

Item 1.01.     Entry Into a Material Definitive Agreement
On August 13, 2024, Mercury Systems, Inc. (the “Company”), as the borrower, and Mercury Mission Systems, LLC, as a guarantor, entered into an Amendment No. 6 (“Amendment No. 6”) to the Company’s Credit Agreement dated May 2, 2016 (the Credit Agreement, as amended, supplemented, waived, or modified from time to time through and including Amendment No. 6, the “Amended Credit Agreement”) with a syndicate of commercial banks and Bank of America, N.A acting as the administrative agent. Amendment No. 6 provides for (1) a permanent reduction in credit commitments from $1.1 billion to $900.0 million; (2) a temporary reduction in the maximum outstanding amount of obligations permitted in respect of revolving credit loans, letter of credit obligations, and swingline loans to $750.0 million, from the date of effectiveness of Amendment No. 6 until the Company delivers a compliance certificate demonstrating a minimum consolidated EBITDA of $75.0 million or greater for the corresponding last twelve-month period, calculated in accordance with the Amended Credit Agreement excluding (a) adjustments for cost savings, operating expense reductions and synergies, (b) estimate at completion (“EAC”) charges and other non-cash expenses, charges, and losses add backs and (c) deducts to reverse EAC charges previously added back, in each case for a last twelve month period; (3) an increase in permitted receivables factoring transactions from $60.0 million to $100.0 million, subject to no default or event of default on the closing of any such factoring transaction; and (4) updates to the definition of consolidated EBITDA under the Amended Credit Agreement related to the treatment of EAC charge addbacks. The Company had $591.5 million in outstanding borrowings both prior to and following the closing of Amendment No. 6. Below is a summary of the Amended Credit Agreement.
Borrowing Capacity
The Amended Credit Agreement has a borrowing capacity of $900.0 million, with a temporary reduction in the maximum outstanding amount of obligations permitted in respect of revolving credit loans, letter of credit obligations, and swingline loans to $750.0 million, from the date of effectiveness of Amendment No. 6 until the Company delivers a compliance certificate demonstrating a minimum consolidated EBITDA calculated in accordance with the Amended Credit Agreement (but excluding (a) adjustments for cost savings, operating expense reductions and synergies, (b) EAC charges, and other non-cash expense, charges, and losses add backs and (c) deducts to reverse EAC charges previously added back) is $75.0 million or greater for the corresponding last twelve-month period.
Maturity
The Amended Credit Agreement will mature on February 28, 2027.
Interest Rates and Fees
Borrowings under the Amended Credit Agreement bear interest, at the Company’s option, at floating rates tied to SOFR or the prime rate plus an applicable percentage in the case of dollar denominated loans or, in the case of certain other currencies, such alternative floating rates as agreed. The interest rate applicable to outstanding loans is established pursuant to a pricing grid based on the Company’s total net leverage ratio.
In addition to interest on the aggregate outstanding principal amounts of any borrowings, the Company also pays a quarterly commitment fee on the unutilized commitments under the revolving credit facility, which fee is established pursuant to a pricing grid based on the Company’s total net leverage ratio. The Company also pays customary letter of credit and agency fees.
Permitted Receivables Factoring
The Amended Credit Agreement permits up to $100.0 million in receivables factoring transactions, subject to no default or event of default at the time such factoring transaction is closed.
Covenants and Events of Default
The Amended Credit Agreement provides for customary negative covenants, including, among other things and subject to certain significant exceptions, restrictions on the incurrence of debt or guarantees, the creation of liens, the making of certain investments, loans and acquisitions, mergers and dissolutions, the sale of assets including capital stock of subsidiaries, the payment of dividends, the repayment or amending of junior debt, altering the business conducted, engaging in transactions with affiliates and entering into agreements limiting subsidiary dividends and distributions. The Amended Credit Agreement also requires the Company to comply with certain financial covenants, including a quarterly minimum consolidated cash interest charge ratio test and a quarterly maximum consolidated total net leverage ratio test. The Amended Credit Agreement provides that for fiscal year 2024, EAC charge addbacks for the determination of consolidated EBITDA under the Amended Credit Agreement are stipulated by fiscal quarter and that starting in fiscal year 2025, EAC charge addbacks are subject to stated limitations and reversals over time.
The Amended Credit Agreement also provides for customary representations and warranties, affirmative covenants and events of default (including, among others, the failure to make required payments of principal and interest, certain insolvency events, and an event of default upon a change of control). Reporting under the affirmative covenants has been expanded pursuant to the Amended Credit Agreement to require upon request additional information and calculations regarding EAC charges that are added back to consolidated EBITDA under the Amended Credit Agreement. If an event of default occurs, the lenders under the Amended Credit Agreement will be entitled to take various actions, including the termination of unutilized commitments, the acceleration of amounts outstanding under the Amended Credit Agreement and all actions permitted to be taken by a secured creditor.
Guarantees and Security
The Company’s obligations under the Amended Credit Agreement are guaranteed by certain of the Company’s material domestic wholly-owned restricted subsidiaries (the “Guarantors”). The obligations of both the Company and the Guarantors are secured by a perfected security interest in substantially all of the assets of the Company and the Guarantors, in each case, now owned or later acquired, including a pledge of all of the capital stock of substantially all of the Company’s domestic wholly-owned restricted subsidiaries and 65% of the capital stock of certain of its foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.
The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 6, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.02.    Results of Operations and Financial Condition.
On August 13, 2024, Mercury Systems, Inc. (the "Company") issued a press release and an earnings presentation regarding its financial results for the fourth quarter and fiscal year ended June 28, 2024. The Company’s press release and earnings presentation are attached as exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated by reference herein.
Information in Item 2.02 of this Current Report on Form 8-K and the exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted EPS, free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors more completely understand its past financial performance and prospects for the future. However, the presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Reference is made to Item 1.01 of this Current Report on Form 8-K for a summary of the Amended Credit Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Amendment No. 6 to Credit Agreement, dated August 13, 2024, among the Company, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent
99.1	Press Release dated August 13, 2024
99.2	Earnings Presentation dated August 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 13, 2024	MERCURY SYSTEMS, INC.

By: /s/ David E. Farnsworth David E. Farnsworth Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 6 to Credit Agreement, dated August 13, 2024, among the Company, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent
99.1	Press Release, dated August 13, 2024 of Mercury Systems, Inc.
99.2	Earnings Presentation, dated August 13, 2024 of Mercury Systems, Inc.